INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-51254 on Form S-8 of Pacific Financial Corporation of our report, dated January 24, 2003, for the years ended December 31, 2002 and 2001 included in this Annual Report on Form 10-K of Pacific Financial Corporation.


/s/ McGladrey & Pullen, LLP

Tacoma, Washington
March 19, 2003




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                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-51254 on Form S-8 of Pacific Financial Corporation of our report, dated January 26, 2001, for the year ended December 31, 2000 included in this Annual Report on Form 10-K of Pacific Financial Corporation.


/s/ Knight, Vale & Gregory PLLC

Tacoma, Washington
March 19, 2003